Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that David J. Sorkin does hereby constitute and appoint Christopher Lee, as the undersigned’s true and lawful attorney-in-fact in the undersigned’s capacity as an authorized signatory of KKR Holdings L.P. (the “Partnership”) to:

(1)                                           execute for and on behalf of the Partnership Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)                                           do and perform any and all acts for and on behalf of the Partnership which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                                           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the Partnership, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the Partnership’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the Partnership ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of August, 2013.

/s/ David Sorkin
David Sorkin
Director of KKR Holdings GP Limited